Exhibit 99.1

Contacts:	Media:	Investors:
	R. Jeep Bryant	Joseph F. Murphy
	Kevin Heine	(212) 635-7740
(212) 635-1569

For Immediate Release

The Bank of New York, Eze Castle Software and GTCR Golder Rauner Join Forces

to Form New Company Focused on Trade Execution,

Order Management and Related Services

BNY ConvergEx Group to be Leading Provider of Institutional Trading

and Investment Technology Solutions Worldwide

NEW YORK, June 30, 2006 – The Bank of New York Company, Inc. is joining forces with Eze Castle Software and GTCR Golder Rauner, LLC, a private equity firm, to form a new company that will bring together BNY Securities Group’s trade execution, commission management, independent research and transition management businesses with Eze Castle Software, a leading provider of trade order management and related investment technologies.

The new firm, to be called BNY ConvergEx Group, is expected to be established by the end of September, pending regulatory approval. The new company will be a leading global agency brokerage and technology company offering a complete spectrum of pre-trade, trade, and post-trade solutions for traditional money managers, hedge funds, broker-dealers, corporations and plan sponsors. The company’s comprehensive suite of services, advanced technology offerings and breadth of distribution channels will enable its customers to manage all aspects of the trade life-cycle, including idea generation, research, analysis, trading and execution, risk management, compliance and portfolio management. It will also have a strong capital base to support its future growth.

The Bank of New York Company and GTCR Golder Rauner will each hold a 35.4 percent stake in the new company, with the balance held by Eze Castle Software’s investors and BNY ConvergEx Group’s management team. The new company, with proforma 2005 revenues of approximately $340 million, will be an affiliate of The Bank of New York and will be reflected on the Company’s financial statements as an equity investment. The transaction is not expected

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to result in any net gain or loss for The Bank of New York and is expected to be neutral to earnings.

In addition to Eze Castle Software, the BNY Securities Group businesses to be included in BNY ConvergEx Group will be BNY Brokerage, Lynch, Jones & Ryan, G-Port, Westminster Research and BNY Jaywalk. Each business will retain its respective brand name and continue to operate as it does today, while taking advantage of the combined capabilities of BNY CovergEx Group. In addition, The Bank of New York’s B-Trade and G-Trade businesses are expected to become part of BNY ConvergEx Group in 2008, although in the interim they will continue to be owned by The Bank of New York. The Bank of New York Company’s Pershing subsidiary, a leading global provider of clearing and financial services outsourcing, is not included in the transaction.

“The formation of BNY ConvergEx Group creates a new, more powerful organization that combines our current capabilities with one of the leading trade order management providers, backed by a leading private equity firm,” said Thomas A. Renyi, chairman and chief executive officer of The Bank of New York Company. “By establishing BNY ConvergEx Group, we will be well positioned to accelerate the capital investments needed for expanding the products and services that will allow us to win and grow in a rapidly changing marketplace. As an affiliate, BNY ConvergEx Group will continue to be an integral part of The Bank of New York’s offerings, providing a broader array of agency brokerage, order management and global transition management solutions to our institutional clients worldwide. In addition, the new firm will represent an attractive equity investment for us.”

The BNY ConvergEx Group brand name was chosen to reflect the convergence of technologies required to provide open solutions that span the investment cycle. Approximately 635 employees from BNY Securities Group and Eze Castle Software will become part of BNY ConvergEx Group. BNY ConvergEx Group will have a global presence in New York, Boston, San Francisco, Chicago, Dallas, Stamford, London, Bermuda, Tokyo, Hong Kong, and Sydney.

“The dynamic, ongoing evolution of the financial marketplace has created the need for flexible, innovative technology solutions providers,” said Joseph M. Velli, senior executive vice president

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of The Bank of New York and the future chairman and chief executive officer of BNY ConvergEx Group. “BNY ConvergEx Group will provide integrated trade execution, independent research, commission management and trade order management services. This will be an entrepreneurial organization that will move quickly to enhance and expand our product offerings, leveraging our collective experience and market leadership to create superior growth. Additionally, as an affiliate of the Bank, BNY ConvergEx Group will enable The Bank of New York to strengthen its technologies and service offerings to its core client base.”

“I am very excited that Eze Castle Software will become part of a new, leading-edge business model that will combine the power of technology with the execution and research capabilities of BNY Securities Group,” said Sean McLaughlin, founder and chairman of Eze Castle Software. “Many of our clients have been demanding better integration across the investment and trading workflow. BNY ConvergEx Group will be uniquely positioned to deliver the solutions that clients require.”

“Our team at Eze Castle Software is pleased to be joining with BNY Securities Group to harness the combined power of our two firms,” said Thomas P. Gavin, chief executive officer of Eze Castle Software. “Our industry-leading trade order management capabilities have helped investment management firms worldwide to automate their investment processes, and we look forward to providing an even broader suite of investment technology solutions as part of BNY ConvergEx Group.”

Conference Call Information

The Bank of New York Company will hold a webcast and conference call for analysts and investors to discuss the details of this announcement on Friday, June 30, 2006, at 8:30 a.m. EDT. The presentation will be accessible from the Company’s website at www.bankofny.com and also by telephone at 888-677-2456 within the United States or 517-623-4161 internationally. The passcode is “The Bank of New York.” A recorded replay of the presentation will also be available on the Company’s website and by telephone at 866-436-9402 within the United States or 203-369-1043 internationally after the presentation’s conclusion.

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About GTCR Golder Rauner, LLC

Founded in 1980, GTCR Golder Rauner, LLC is a leading private equity investment firm and long-term strategic partner for outstanding management teams. The Chicago-based firm pioneered the investment strategy of identifying and partnering with exceptional executives to build leading companies through a combination of acquisitions and strong internal growth. GTCR currently manages more than $8 billion of equity capital invested in a wide range of companies and industries. GTCR is the leading private equity investor in transaction processing and payments companies. For more information, visit www.gtcr.com.

About Eze Castle Software

Since 1995, Eze Castle Software has provided investment management firms with cutting-edge technology solutions to automate the investment process. With over 270 clients and offices in Boston, New York, San Francisco, Stamford, and London, Eze Castle Software is one of the largest order management product firms in the industry. Eze Castle Software’s Product Suite provides multi-strategy global investment managers with the technology to support multi-asset-class order management, compliance, portfolio modeling, electronic trading, third-party data integration, mobile connectivity, real-time p/l, and commission management.

About The Bank of New York Company

BNY Securities Group is the global institutional agency brokerage organization of The Bank of New York Company, Inc. BNY Securities Group businesses to be included in BNY ConvergEx Group are BNY Brokerage Inc. (member NYSE, NASD, SIPC), Lynch, Jones & Ryan, Inc. (member NASD, SIPC), G-Port, Westminster Research Associates, Inc. (member NASD, SIPC) and BNY Jaywalk, Inc. BNY Brokerage is a premier institutional agency brokerage firm that provides full-value brokerage solutions to institutional asset owners, asset managers, and broker-dealers worldwide. It offers a full range of execution services, including specialized global transition management capabilities, commission management services, research and wholesale services. Lynch, Jones & Ryan, a subsidiary of BNY Brokerage, is a pioneer and global leader in commission recapture, providing services to over 2,000 funds worldwide with assets totaling more than $3 trillion. G-Port provides electronic global trading, liquidations and transitions. Westminster Research is a broker-dealer providing access to independent research coupled with a unique multiple trading approach to execution. BNY Jaywalk is a leading provider of investment research.

The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, asset management, and private banking. The Company’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.

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Forward Looking Statements

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, statements about the expected effect of the transaction, projections with respect to revenue and earnings and the Company’s plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with the transaction, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading “Forward Looking Statements and Factors That Could Affect Future Results” in the Company’s 2005 Form 10-K, which has been filed with the SEC and is available at the SEC’s website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

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